UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2023

Trans Global Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56383	88-0298190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm2701, Block A, Zhantao Technology Bldg, Minzhi Street

Guangdong Province 518000, China

(Address of principal executive offices (zip code))

(86)138 2338 3535

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common stock

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TGGI	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of September 14, 2023, Trans Global Group Inc.’s (the “Company”) Board of Directors (the “Board”) elected Mr. Fenghui Liu as a new member of the Board, with a term of office expiring at the Company’s next annual meeting of shareholders and the election of a successor.

Mr. Liu, aged 47, has abundant experience in the fields of business operation, management, and investment. From May 2014 to present, he serves as the General Manager of Shaanxi Yize Brand Operation Management Co., Ltd. From January 2017 to present, he also serves as the Director of the Investment Department at Shaanxi Yong An Xin Private Equity Fund Management Co., Ltd. He received his Bachelor of Science degree in Electrical Automation Technology from Northwestern Polytechnical University in 1998.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Trans Global Group Inc..

Date: September 14, 2023	/s/ Chen Ren
	By:	Chen Ren, Chief Executive Officer

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